UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - June 8, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events
Item 8.01	Other Events

As previously reported by IEC Electronics Corp. (the “Company”), the Company has been engaged in discussions with the staff of the Securities and Exchange Commission (the “SEC”) to resolve the investigation relating to the Company’s prior restatement of its consolidated financial statements as reported in its Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012 and Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 28, 2012.

In connection with the foregoing, the Company consented to the entry of a settled administrative order by the SEC (the “Administrative Order”), which was issued on June 8, 2016. Pursuant to the Administrative Order, the Company (i) neither admitted nor denied the SEC’s findings, (ii) agreed to pay a penalty of $200,000, and (iii) agreed to cease-and-desist from committing or causing any violations or future violations of certain provisions of the Securities Exchange Act of 1934, as amended, and certain rules thereunder.

In addition, the Administrative Order includes settled charges and sanctions against two individuals who are no longer associated with the Company - a former Executive Vice President of the Company and a former Controller of the Company’s previously owned Southern California Braiding, Inc. subsidiary that was the subject of the restatement.

The Administrative Order fully resolves the SEC’s investigation. A copy of the Administrative Order is available at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	June 8, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer